Exhibit 99.1

NEWS RELEASE

Contact:	David Kimichik	Tripp Sullivan
	Chief Financial Officer	Corporate Communications, Inc.
	(972) 490-9600	(615) 254-3376
ASHFORD HOSPITALITY TRUST REPORTS THIRD QUARTER RESULTS
DALLAS — (November 2, 2005) — Ashford Hospitality Trust, Inc. (NYSE: AHT) today reported the following results and performance measures for the third quarter ended September 30, 2005. All performance measurements include the Company’s 62 core hotels, which excludes 17 hotel assets held for sale, and are compared with the third quarter ended September 30, 2004, unless otherwise indicated. The reconciliation of non-GAAP financial measures is included in the financial tables accompanying this press release.
FINANCIAL HIGHLIGHTS
•	Total revenue increased 210.5% from $31.3 million to $97.3 million

•	Net income available to common shareholders increased to $3.4 million from a net loss of $1.4 million

•	Net income available to common shareholders per share increased to $0.08 for the quarter from a net loss of $0.06

•	Adjusted funds from operations (AFFO) increased 1,384.5% to $15.2 million from $1.0 million

•	Adjusted FFO per diluted share increased 733.3% to $0.25 from $0.03

•	Cash available for distribution (CAD) was $14.3 million, or $0.23 per diluted share

•	CAD per share increased by 475.0% for the quarter and 120.7% year to date over 2004

•	Declared seventh consecutive increase in quarterly common dividend to $0.18 per share

•	Dividend payout ratio improves to 78.3% of CAD
STRONG INTERNAL GROWTH
•	Proforma revenue per available room (RevPAR) increased 12.3% for hotels not under renovation on an 8.6% increase in ADR to $107.86 and 340 basis point improvement in occupancy

•	Proforma RevPAR increased 8.9% for consolidated hotels on an 8.5% increase in ADR to $104.95 and 40 basis point improvement in occupancy

•	Proforma same-property hotel operating profit increased 11.9% to $25.0 million from $22.3 million

•	Proforma same-property hotel operating profit margin improved 53 basis points

•	Proforma same-property hotel operating profit for hotels not under renovation improved 23.4% with a 252 basis point improvement in profit margin
CAPITAL RECYCLING AND ASSET ALLOCATION
•	17 select service hotels representing 13.8% of 3Q EBITDA are designated as for sale with closings expected in late 2005 to early 2006
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14185 Dallas Parkway, Suite 1100, Dallas, TX 75254	Phone: (972) 490-9600

AHT Announces Third Quarter Results

November 2, 2005
•	Capex spent year to date totals $31.2 million

•	12 hotels were under renovation during the quarter with a capex budget of $18.6 million

•	13 additional hotels to commence renovation in fourth quarter of 2005 with a capex budget of $20.7 million
EXTERNAL GROWTH
•	Total enterprise value improved to $1.45 billion at September 30, 2005

•	Originated a $5.6 million mezzanine loan on the Sheraton Gunter hotel in San Antonio and a $3 million mezzanine loan on the Doubletree Albuquerque in the quarter and subsequent to the quarter end conditionally committed to purchase a $18.2 million participation in a first mortgage

•	Mezzanine and first mortgage loan portfolio totaled $99.8 million at September 30, 2005, with weighted average interest rate of 13.9%
PORTFOLIO REVPAR REFLECTS BENEFIT OF VALUE-ADDED RENOVATIONS
As of September 30, 2005, the Company had a portfolio of direct hotel investments consisting of 79 properties, 62 of which are included in continuing operations. During the third quarter, 50 of the hotels included in continuing operations were not under renovation. The Company believes reporting its operating metrics for continuing operations on a proforma consolidated and proforma not-under-renovation basis is a measure that reflects a meaningful and more focused comparison of the operating improvement in its direct hotel portfolio. The Company’s reporting by region and brand includes the results of the 62 hotels in continuing operations. Details of each category are provided in the tables attached to this release.
•	RevPAR growth by region was led by: Pacific(6 hotels) with a 25.1% increase; West North Central(2) with 13.7%; East South Central(4) with 10.6%; Mountain(5) with 9.7%; Middle Atlantic(3) with 7.6%; South Atlantic(24) with 6.7%; East North Central(11) with 5.9%; West South Central(5) with 0.8%; and New England(2) with a 2.8% decrease

•	RevPAR growth by brand was led by: Hyatt(1 hotel) with a 43.2% increase; InterContinental(2) with 19.0%; Starwood(2) with 9.9%; Hilton(21) with 9.1%; Marriott(27) with 8.1%; independents(2) with 2.2%; and Radisson(7) with a 4.1% decrease

•	Proforma hotel operating profit growth by region was led by: Pacific(6 hotels) with a 71.9% increase; East South Central(4) with 39.1%; Mountain(5) with 19.8%; West North Central(2) with 13.7%; South Atlantic(24) with 4.7%; West South Central(5) with 1.3%; Middle Atlantic(3) with a 2.0% decrease; New England(2) with a 3.5% decrease; and East North Central(11) with a 16.5% decrease
Monty J. Bennett, President and CEO, commented, “The primary focus of our activity in the third quarter was maximizing the internal growth in our portfolio through our capital improvement efforts and lowering our cost of capital by securing very attractive long-term fixed-rate financings. We have noted previously that we intend to focus on generating additional value from the assets we have acquired, and our results among the hotels not under renovation continue to speak for themselves with a 12.3% increase in proforma RevPAR, 23.4% increase in proforma operating profit and a 252-basis point improvement in profit margin. This is the 3rd consecutive quarter we have posted double-digit gains in RevPAR among our hotels not under renovation. With an active program of capital improvements planned for the balance of the year and into 2006, as well as an improving operating environment in our markets, we expect growth to remain strong for the next several quarters.”
FINANCING ACTIVITY LOWERS BORROWING COSTS WITH FIXED-RATE DEBT
As of September 30, 2005, the Company had, net of a mark-to-market premium, approximately $796.6 million of mortgage debt outstanding at a weighted average interest rate of 5.64% and a weighted
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AHT Announces Third Quarter Results

November 2, 2005
average maturity of 4.7 years. Of this amount, $611.3 million was comprised of fixed-rate debt and $185.3 million was comprised of floating-rate debt.
At September 30, 2005, the Company’s net debt, defined as total debt less cash, to total enterprise value, defined as net debt plus the market value of all common shares, preferred shares and operating partnership units outstanding was 49.77% based upon the Company’s closing stock price of $10.76.
On August 24, 2005, the Company modified its $60.0 million credit facility, due August 17, 2007, such that the capacity of the credit facility was increased to $100.0 million with the ability to be increased to $150.0 million subject to certain conditions, the interest rate was reduced from a range of LIBOR plus 200 to 230 basis points to a range of LIBOR plus 160 to 195 basis points depending on the loan-to-value ratio, and the maturity was extended one year to August 17, 2008, with two one-year extension options.
On October 13, 2005, the Company closed a $210.8 million mortgage loan, which was combined with the Company’s existing $370.0 million mortgage loan closed on June 17, 2005. The newly combined $580.8 million loan, which is secured by 40 hotel properties, has a weighted-average fixed interest rate of 5.4%, requires monthly interest-only payments through July 1, 2010, plus monthly principal payments thereafter based on a twenty-five-year amortization schedule, and includes certain prepayment restrictions and fees. Of the total $580.8 million loan, approximately $286.2 million at a blended rate of 5.26% matures July 1, 2015, and approximately $294.6 million at a blended rate of 5.53% matures February 1, 2016. Of the newly executed $210.8 million portion of the loan, the Company received proceeds of approximately $172.7 million on October 13, 2005, with the remaining $38.1 million expected to be received in mid-December 2005. With the proceeds received on October 13, 2005, the Company extinguished its $18.8 million mortgage loan, due October 11, 2022, and its $83.3 million mortgage loan, due September 11, 2008, which generated a loss on early extinguishment of debt of approximately $4.5 million, which is net of the write-off of the debt premiums associated with these mortgages of approximately $3.0 million. The Company will incur this non-cash charge in the fourth quarter of 2005. With the remaining proceeds to be received in mid-December, the Company intends to extinguish its $31.9 million mortgage loan, due December 7, 2010, which will generate an estimated loss on early extinguishment of debt of approximately $1.9 million, which is net of the write-off of the debt premium associated with this mortgage of approximately $840,000.
The Company has a commitment to refinance an existing $210 million loan that is secured by 25 hotels. The Company intends to refinance the existing loan with a new $211.5 million, fixed-rate facility secured by 16 of the hotels. Part of the facility is for $110.9 million and has a nine year maturity at a rate of 5.75%. The remaining $100.6 million has a ten year maturity at a rate of 5.69%. The loan is expected to close in November 2005. In connection with this financing, the Company expects to incur a charge of $4.9 million related to an exit fee and the write-off of unamortized finance charges in the fourth quarter of 2005.
The Company also has a commitment to replace its existing $45.6 million mezzanine warehouse facility, which currently bears interest at a rate of 625 basis points over LIBOR, with a new $100 million facility (to be used to finance first mortgages, B-notes, and mezzanine loans) that will bear interest at a rate that is based upon a grid ranging from 150 to 275 over LIBOR. The new facility is expected to close in November 2005. In connection with this financing, the Company expects to incur a charge of $1.1 million related to an exit fee and the write-off of unamortized finance charges in the fourth quarter of 2005.
Following the closing of these financings the Company will have extended the weighted average debt maturities from 4.7 years to 8.1 years, will have 93% of its non-revolving debt at fixed rates, and will have an approximate weighted average interest rate of 5.5%. While the refinancings above create one-time charges in the fourth quarter, all the transactions lower ongoing interest expense and are N.P.V. positive.
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AHT Announces Third Quarter Results

November 2, 2005
THIRD QUARTER INVESTMENT ACTIVITY
On July 12, 2005, the Company originated a mezzanine loan receivable of approximately $5.6 million on the Sheraton Gunter in San Antonio with an interest rate of LIBOR plus 950 basis points, maturing July 2008 with a one-year extension option. The loan is interest only through February 2007 with principal payments thereafter based on a twenty-five year amortization schedule. Prepayment is prohibited through June 2006.
On September 29, 2005, the Company originated a mezzanine loan receivable of approximately $3.0 million on the Doubletree Albuquerque with an interest rate of LIBOR plus 1,115 basis points, maturing October 2008 with a one-year extension option. The loan is interest only, and prepayment is prohibited through October 2006.
SUBSEQUENT INVESTMENT ACTIVITY
On October 28, 2005, the Company acquired the Hyatt Dulles Airport in Herndon, Virginia, for approximately $72.5 million in cash. Annualized revenue of the acquired hotel is approximately $18.1 million. To finance the acquisition, the company obtained a $45 million 2-year loan at LIBOR plus 200 basis points.
The Company has also conditionally committed to purchase an $18.2 million junior first mortgage loan that bears interest at a rate of LIBOR plus 900 basis points. The loan will be secured by interests in a AAA 5-Diamond resort in the Caribbean. Ashford’s investment in the capital structure is expected to be approximately 65% to 77% loan to value. The investment is expected to close in November 2005.
INVESTMENT OUTLOOK
Mr. Bennett concluded, “We are very pleased with the success of our operation on many levels. Our investments to date continue to perform well. We have successfully put in place a long-term, low-cost debt structure at one of the most favorable periods in the lodging debt markets that will give us a current and future advantage in our overall cost of capital. Our internal growth in top line expansion and cost reductions continues to drive our impressive EBITDA growth. Our dividend history, yield, and coverage are valuable to those investors seeking yield and our investments show great potential for capital appreciation. We believe it is important to maintain our strict investment discipline and to focus on the available opportunities that are more strategic in nature and are consistent with our desire to remain an active recycler of capital. We have already recycled assets acquired in one portfolio transaction and are underway with another group of assets. With this continued emphasis on improving our returns on capital, we believe we are positioned to continue to provide superior dividend growth and investment returns.”
INVESTOR CONFERENCE CALL AND SIMULCAST
Ashford Hospitality Trust, Inc. will conduct a conference call at 11:00 a.m. eastern time on November 3, 2005, to discuss the third quarter results. The number to call for this interactive teleconference is 913-981-5558. A seven-day replay of the conference call will be available by dialing 719-457-0820 and entering the confirmation number, 9454036 previously communicated.
The Company will also provide an online simulcast and rebroadcast of its third quarter 2005 earnings release conference call. The live broadcast of Ashford’s quarterly conference call will be available online at the Company’s website at www.ahtreit.com as well as on http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=147105&eventID=1136176 November 3, 2005, beginning at 11:00 a.m. eastern time. The online replay will follow shortly after the call and continue for approximately one year.
FFO, AFFO, EBITDA and CAD are non-GAAP financial measures within the meaning of the Securities and Exchange Commission rules. FFO is computed in accordance with our interpretation of standards
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AHT Announces Third Quarter Results

November 2, 2005
established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the NAREIT definition differently than us. Neither FFO, AFFO, EBITDA, Hotel Operating Profit, nor CAD represents cash generated from operating activities as determined by GAAP and should not be considered as an alternative to a) GAAP net income (loss) as an indication of our financial performance or b) GAAP cash flows from operating activities as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions. However, management believes FFO, AFFO, EBITDA, Hotel Operating Profit, and CAD to be meaningful measures of a REIT’s performance and should be considered along with, but not as an alternative to, net income and cash flow as a measure of our operating performance. EBITDA yield is defined as trailing 12-month EBITDA divided by the purchase price.
* * * * *
Ashford Hospitality Trust is a self-administered real estate investment trust focused on investing in the hospitality industry across all segments and at all levels of the capital structure, including direct hotel investments, first mortgages, mezzanine loans and sale-leaseback transactions. Additional information can be found on the Company’s web site at www.ahtreit.com.
Certain statements and assumptions in this press release contain or are based upon “forward-looking” information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words “will likely result,” “may,” “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, timing for closings, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside Ashford’s control.
These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets and the market price of our common stock; changes in our business or investment strategy; availability, terms and deployment of capital; availability of qualified personnel; changes in our industry and the market in which we operate, interest rates or the general economy; and the degree and nature of our competition. These and other risk factors are more fully discussed in the section entitled “Risk Factors” in Ashford’s Registration Statement on Form S-3, (File Number 333-114283), and from time to time, in Ashford’s other filings with the Securities and Exchange Commission.
The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.
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AHT Announces Third Quarter Results

November 2, 2005
ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004
REVENUE
Rooms	$75,697	$24,909	$171,873	$59,992
Food and beverage	13,371	2,976	35,597	8,176
Other	4,099	1,035	9,659	2,367

Total hotel revenue	93,167	28,920	217,129	70,535

Interest income from notes receivable	3,825	2,075	9,488	4,947
Asset management fees from related parties	292	341	940	1,000

Total Revenue	97,284	31,336	227,557	76,482

EXPENSES
Hotel operating expenses
Rooms	17,226	5,711	38,388	13,596
Food and beverage	10,672	2,492	26,951	6,229
Other direct	1,587	557	3,807	1,335
Indirect	29,450	9,610	67,663	23,361
Management fees, including related parties	3,586	908	7,459	2,192

Total hotel expenses	62,521	19,278	144,268	46,713

Property taxes, insurance, and other	5,302	2,317	11,753	4,928
Depreciation and amortization	9,045	2,768	19,185	6,728
Corporate general and administrative:
Stock-based compensation	952	605	2,484	1,792
Other corporate and administrative	2,931	2,489	7,923	6,909

Total Operating Expenses	80,751	27,457	185,613	67,070

OPERATING INCOME	16,533	3,879	41,944	9,412

Interest income	270	116	727	247
Interest expense	(11,443)	(2,987)	(22,217)	(5,397)
Amortization of loan costs	(1,136)	(570)	(3,123)	(919)
Write-off of loan costs	—	(1,633)	(151)	(1,633)
Loss on debt extinguishment	—	—	(2,257)	—

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	4,224	(1,195)	14,923	1,710

Benefit from (provision for) income taxes	379	(531)	401	(687)
Minority interest	(930)	335	(3,125)	(165)

INCOME (LOSS) FROM CONTINUING OPERATIONS	3,673	(1,391)	12,199	858

Income from discontinued operations, net	2,249	—	2,238	—

NET INCOME (LOSS)	5,922	(1,391)	14,437	858
Preferred dividends	2,570	—	6,584	—

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$3,352	$(1,391)	$7,853	$858

Basic and Diluted:
Income (Loss) From Continuing Operations Per Share Available To Common Shareholders	$0.03	$(0.06)	$0.14	$0.03

Income From Discontinued Operations Per Share	$0.05	$—	$0.06	$—

Net Income (Loss) Per Share Available To Common Shareholders	$0.08	$(0.06)	$0.20	$0.03

Weighted Average Common Shares Outstanding	43,145,657	25,130,651	39,199,479	25,066,981

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AHT Announces Third Quarter Results

November 2, 2005
ASHFORD HOSPITALITY TRUST, INC.
CONSOLIDATED BALANCE SHEETS
(In Thousands, Except Share and Per Share Amounts)
(Unaudited)

	September 30,	December 31,
	2005	2004
ASSETS
Investment in hotel properties, net	$996,833	$427,005
Cash and cash equivalents	51,451	47,109
Restricted cash	26,964	14,059
Accounts receivable, net of allowance of $248 and $61, respectively	20,380	5,463
Inventories	1,770	612
Assets held for sale	154,130	2,882
Notes receivable	99,839	79,661
Deferred costs, net	12,298	9,390
Prepaid expenses	3,840	2,639
Other assets	13,455	6,677
Due from third-party hotel managers	14,765	383
Due from affiliates	229	65

Total assets	$1,395,954	$595,945

LIABILITIES AND OWNERS’ EQUITY
Indebtedness	$800,477	$300,754
Capital leases payable	539	313
Accounts payable	11,696	8,980
Accrued expenses	24,251	9,340
Other liabilities	2	90
Dividends payable	12,456	6,141
Deferred income	766	401
Due to third-party hotel managers	3,811	859
Due to affiliates	1,794	1,048

Total liabilities	855,792	327,926

Commitments and contingencies
Minority interest	91,453	39,347
Preferred stock, $0.01 par value:
Series B Cumulative Convertible Redeemable Preferred Stock, 7,447,865 and 993,049 issued and outstanding at September 30, 2005 and December 31, 2004, respectively	75,000	10,000

Preferred stock, $0.01 par value, 50,000,000 shares authorized:
Series A Cumulative Preferred Stock, 2,300,000 issued and outstanding at September 30, 2005 and December 31, 2004	23	23
Common stock, $0.01 par value, 200,000,000 shares authorized, 43,831,394 and 25,810,447 shares issued and outstanding at September 30, 2005 and December 31, 2004, respectively	438	258
Additional paid-in capital	403,847	234,973
Unearned compensation	(5,723)	(3,959)
Accumulated other comprehensive income	1,276	554
Accumulated deficit	(26,152)	(13,177)

Total owners’ equity	373,709	218,672

Total liabilities and owners’ equity	$1,395,954	$595,945

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AHT Announces Third Quarter Results

November 2, 2005
ASHFORD HOSPITALITY TRUST, INC.
FFO and Adjusted FFO
(In Thousands, Except Share And Per Share Amounts)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004

Net income (loss) available to common shareholders	$3,352	$(1,391)	$7,853	$858

Plus real estate depreciation and amortization	9,023	2,751	19,126	6,691
Remove minority interest	1,500	(335)	3,690	165

FFO available to common shareholders	$13,875	$1,025	$30,669	$7,714

Add back dividends on redeemable preferred stock	1,341	—	2,897	—
Add back loss on debt extinguishment	—	—	2,257	—

Adjusted FFO	$15,216	$1,025	$35,823	$7,714

Adjusted FFO per diluted share available to common shareholders	$0.25	$0.03	$0.68	$0.25

Diluted weighted average shares outstanding	61,834,146	30,996,692	52,813,148	30,829,818

ASHFORD HOSPITALITY TRUST, INC.
EBITDA
(In Thousands)
(Unaudited)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2005	September 30, 2004	September 30, 2005	September 30, 2004

Net income (loss)	$5,922	$(1,391)	$14,437	$858

Add back:
Interest income	270	116	727	247
Interest expense and amortization of loan costs	(12,579)	(3,557)	(25,340)	(6,316)
Minority interest	(1,500)	335	(3,690)	(165)
Depreciation and amortization from continuing operations	(9,045)	(2,768)	(19,185)	(6,728)
Depreciation and amortization from discontinued operations	—	—	(5)	—
Provision for income taxes	(1,069)	(531)	(1,047)	(687)

	(23,923)	(6,405)	(48,540)	(13,649)

EBITDA	$29,845	$5,014	$62,977	$14,507

For the nine months ended September 30, 2005, EBITDA has not been adjusted to add back the loss on debt extinguishment of approximately $2.3 million.
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AHT Announces Third Quarter Results

November 2, 2005
ASHFORD HOSPITALITY TRUST, INC.
CASH AVAILABLE FOR DISTRIBUTION
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months		Three Months
	Ended		Ended
	September 30, 2005	(per diluted share)	September 30, 2004	(per diluted share)

Net income available to common shareholders	$3,352		$(1,391)
Add back dividends on redeemable preferred stock	1,341		—

Total	$4,693		$(1,391)

Plus real estate depreciation and amortization	9,023	$0.15	2,751	0.09
Remove minority interest	1,500	0.02	(335)	(0.01)
Plus stock-based compensation	952	0.02	605	0.02
Plus amortization of loan costs	1,136	0.02	570	0.02
Plus write-off of loan costs	—	0.00	—	0.00
Plus loss on debt extinguishment	—	0.00	—	0.00
Less debt premium amortization to reduce interest expense	(194)	0.00	—	0.00
Less capital improvements reserve	(2,832)	(0.05)	(831)	(0.03)

CAD	$14,278	$0.23	$1,369	$0.04

	Nine Months		Nine Months
	Ended		Ended
	September 30, 2005	(per diluted share)	September 30, 2004	(per diluted share)

Net income (loss) available to common shareholders	$7,853		$858
Add back dividends on redeemable preferred stock	2,897		—

Total	$10,750		$858

Plus real estate depreciation and amortization	19,126	$0.36	6,691	0.22
Remove minority interest	3,690	0.07	165	0.01
Plus stock-based compensation	2,484	0.05	1,792	0.06
Plus amortization of loan costs	3,123	0.06	919	0.03
Plus write-off of loan costs	151	0.00	—	0.00
Plus loss on debt extinguishment	2,257	0.04	—	0.00
Less debt premium amortization to reduce interest expense	(463)	(0.01)	—	0.00
Less capital improvements reserve	(7,230)	(0.14)	(1,516)	(0.05)

CAD	$33,888	$0.64	$8,909	$0.29

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AHT Announces Third Quarter Results

November 2, 2005
ASHFORD HOSPITALITY TRUST, INC.
KEY PERFORMANCE INDICATORS — PRO FORMA
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2005	2004	% Variance	2005	2004	% Variance

ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

Room revenues	$75,697,487	$69,476,693	8.95%	$226,746,698	$205,085,215	10.56%
RevPar	$77.00	$70.68	8.94%	$77.54	$70.15	10.54%
Occupancy	73.37%	73.10%	0.37%	72.71%	71.44%	1.79%
ADR	$104.95	$96.70	8.54%	$106.64	$98.20	8.59%
NOTE: The above pro forma table includes the 62 hotel properties included in income from continuing operations for the three and nine months ended September 30, 2005 as if all such hotels were owned as of the beginning of the periods presented.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2005	2004	% Variance	2005	2004	% Variance

ALL HOTELS INCLUDED IN CONTINUING OPERATIONS AND NOT UNDER RENOVATION:

Room revenues	$65,910,710	$58,711,442	12.26%	$196,884,800	$174,036,446	13.13%
RevPar	$81.69	$72.77	12.25%	$82.00	$72.56	13.01%
Occupancy	75.73%	73.28%	3.35%	74.89%	71.84%	4.25%
ADR	$107.86	$99.31	8.61%	$109.49	$101.00	8.40%
NOTE: The above pro forma table includes the 50 hotel properties included in income from continuing operations that were not under renovation during the three and nine months ended September 30, 2005 as if all such hotels were owned as of the beginning of the periods presented.
Excluded Hotels Under Renovation:
Hampton Inn Terre Haute, Hampton Inn Horse Cave, Hampton Inn Evansville, Residence Inn Evansville, Fairfield Inn Evansville West, Fairfield Inn Princeton, Courtyard Columbus Tipton Lakes, Courtyard Bloomington, Hilton St. Petersburg Bayfront, Radisson Plaza Downtown Fort Worth, Residence Inn Palm Desert, Annapolis Inn
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AHT Announces Third Quarter Results

November 2, 2005
ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Region

			Three Months Ended		Nine Months Ended		Percent
			September 30,		September 30,		Change in RevPAR
Region	Number of Hotels	Number of Rooms	2005	2004	2005	2004	Quarter	YTD
Pacific (1)	6	1,501	$86.45	$69.08	$88.66	$74.12	25.1%	19.6%
Mountain (2)	5	869	$89.03	$81.13	$90.82	$82.80	9.7%	9.7%
West North Central (3)	2	390	$78.13	$68.70	$71.61	$61.78	13.7%	15.9%
West South Central (4)	5	1,210	$70.21	$69.64	$70.13	$69.50	0.8%	0.9%
East North Central (5)	11	1,682	$61.79	$58.32	$58.18	$54.79	5.9%	6.2%
East South Central (6)	4	573	$65.29	$59.04	$60.87	$53.57	10.6%	13.6%
Middle Atlantic (7)	3	590	$92.26	$85.71	$72.41	$69.36	7.6%	4.4%
South Atlantic (8)	24	3,798	$80.78	$75.68	$88.07	$78.46	6.7%	12.2%
New England (9)	2	300	$54.81	$56.42	$44.88	$46.24	-2.8%	-2.9%

Total Portfolio	62	10,913	$77.00	$70.68	$77.54	$70.15	8.9%	10.5%

(1)	Includes California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
NOTE: The above pro forma table includes the 62 hotel properties included in income from continuing operations for the three and nine months ended September 30, 2005 as if all such hotels were owned as of the beginning of the periods presented.
ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel RevPAR by Brand

			Three Months Ended		Nine Months Ended		Percent
			September 30,		September 30,		Change in RevPAR
Brand	Number of Hotels	Number of Rooms	2005	2004	2005	2004	Quarter	YTD
Hilton	21	3,344	$79.45	$72.83	$81.29	$74.56	9.1%	9.0%
Hyatt	1	654	$88.86	$62.07	$85.43	$66.14	43.2%	29.2%
InterContinental	2	420	$107.70	$90.49	$120.02	$99.60	19.0%	20.5%
Independent	2	317	$80.34	$78.62	$85.54	$81.81	2.2%	4.6%
Marriott	27	3,898	$76.99	$71.23	$79.99	$72.03	8.1%	11.0%
Radisson	7	1,871	$56.80	$59.24	$53.72	$51.43	-4.1%	4.5%
Starwood	2	409	$96.71	$88.00	$71.58	$70.33	9.9%	1.8%

Total Portfolio	62	10,913	$77.00	$70.68	$77.54	$70.15	8.9%	10.5%

NOTE: The above pro forma table includes the 62 hotel properties included in income from continuing operations for the three and nine months ended September 30, 2005 as if all such hotels were owned as of the beginning of the periods presented.
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AHT Announces Third Quarter Results

November 2, 2005
ASHFORD HOSPITALITY TRUST, INC.
PRO FORMA HOTEL OPERATING PROFIT
(In Thousands)
(Unaudited)
ALL HOTELS INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Nine Months Ended
	September 30, 2005	September 30, 2004	% Variance	September 30, 2005	September 30, 2004	% Variance

REVENUE
Rooms	$75,697	$69,477	8.95%	$226,747	$205,085	10.56%
Food and beverage	13,521	11,453	18.06%	43,344	37,780	14.73%
Other	3,423	3,513	-2.56%	10,080	10,232	-1.49%

Total hotel revenue	92,641	84,443	9.71%	280,171	253,097	10.70%

EXPENSES
Hotel operating expenses
Rooms	17,226	15,710	9.65%	50,397	44,980	12.04%
Food and beverage	10,638	9,016	17.99%	32,476	28,247	14.97%
Other direct	1,622	1,603	1.19%	4,490	4,734	-5.15%
Indirect	28,993	27,547	5.25%	83,643	80,569	3.82%
Management fees	3,911	2,956	32.31%	11,213	8,574	30.78%

Total hotel operating expenses	62,390	56,832	9.78%	182,219	167,104	9.05%

Property taxes, insurance, and other	5,302	5,315	-0.24%	15,125	14,812	2.11%

HOTEL OPERATING PROFIT (EBITDA)	$24,949	$22,296	11.90%	$82,827	$71,181	16.36%

NOTE: The above pro forma table assumes the 62 hotel properties included in income from continuing operations for the three and nine months ended September 30, 2005 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 23 hotel properties included in discontinued operations during the portion of 2005 that such hotels were owned.
ALL HOTELS NOT UNDER RENOVATION INCLUDED IN CONTINUING OPERATIONS:

	Three Months Ended			Nine Months Ended
	September 30, 2005	September 30, 2004	% Variance	September 30, 2005	September 30, 2004	% Variance

REVENUE
Rooms	$65,911	$58,711	12.26%	$196,885	$174,036	13.13%
Food and beverage	11,462	9,654	18.73%	36,231	31,750	14.11%
Other	2,964	3,027	-2.08%	8,728	8,765	-0.42%

Total hotel revenue	80,337	71,392	12.53%	241,844	214,551	12.72%

EXPENSES
Hotel operating expenses
Rooms	15,062	13,808	9.08%	43,909	39,600	10.88%
Food and beverage	8,894	7,638	16.44%	27,070	23,905	13.24%
Other direct	1,345	1,298	3.62%	3,683	3,828	-3.79%
Indirect	24,051	23,037	4.40%	70,156	67,248	4.32%
Management fees	3,473	2,457	41.35%	9,828	7,140	37.65%

Total hotel operating expenses	52,825	48,238	9.51%	154,646	141,721	9.12%

Property taxes, insurance, and other	4,539	4,535	0.09%	12,834	12,452	3.07%

HOTEL OPERATING PROFIT (EBITDA)	$22,973	$18,619	23.38%	$74,364	$60,378	23.16%

NOTE: The above pro forma table assumes the 50 hotel properties not under renovation and included in income from continuing operations for the three and nine months ended September 30, 2005 were owned as of the beginning of the periods presented. For both comparative periods presented, the above table excludes the 23 hotel properties included in discontinued operations during the portion of 2005 that such hotels were owned.
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AHT Announces Third Quarter Results

November 2, 2005
ASHFORD HOSPITALITY TRUST, INC.
Pro Forma Hotel Operating Profit by Region
(In Thousands)

			Three Months Ended				Nine Months Ended				Percent Change in
			September 30,				September 30,				Hotel Operating Profit
Region	Number of Hotels	Number of Rooms	2005	% Total	2004	% Total	2005	% Total	2004	% Total	Quarter	YTD

Pacific (1)	6	1,501	$4,680	18.8%	$2,723	12.2%	$15,883	19.2%	$10,611	14.9%	71.9%	49.7%
Mountain (2)	5	869	$2,475	9.9%	$2,067	9.3%	$7,813	9.4%	$6,666	9.4%	19.8%	17.2%
West North Central (3)	2	390	$1,131	4.5%	$994	4.5%	$3,054	3.7%	$2,407	3.4%	13.7%	26.9%
West South Central (4)	5	1,210	$2,113	8.5%	$2,087	9.4%	$6,553	7.9%	$6,581	9.2%	1.3%	-0.4%
East North Central (5)	11	1,682	$2,817	11.3%	$3,372	15.1%	$8,395	10.1%	$8,284	11.6%	-16.5%	1.3%
East South Central (6)	4	573	$1,154	4.6%	$830	3.7%	$3,106	3.7%	$2,441	3.4%	39.1%	27.3%
Middle Atlantic (7)	3	590	$1,381	5.5%	$1,409	6.3%	$2,236	2.7%	$2,806	3.9%	-2.0%	-20.3%
South Atlantic (8)	24	3,798	$8,834	35.4%	$8,437	37.8%	$35,234	42.5%	$30,699	43.1%	4.7%	14.8%
New England (9)	2	300	$364	1.5%	$378	1.7%	$554	0.7%	$687	1.0%	-3.5%	-19.4%

Total Portfolio	62	10,913	$24,949	100.0%	$22,296	100.0%	$82,827	100.0%	$71,181	100.0%	11.9%	16.4%

(1)	Includes California

(2)	Includes Nevada, Arizona, New Mexico, and Utah

(3)	Includes Minnesota and Kansas

(4)	Includes Texas

(5)	Includes Ohio and Indiana

(6)	Includes Kentucky and Alabama

(7)	Includes New York and Pennsylvania

(8)	Includes Virginia, Florida, Georgia, Maryland, and North Carolina

(9)	Includes Massachusetts
NOTE: The above pro forma table includes the 62 hotel properties included in income from continuing operations for the three and nine months ended September 30, 2005 as if all such hotels were owned as of the beginning of the periods presented.
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AHT Announces Third Quarter Results

November 2, 2005
ASHFORD HOSPITALITY TRUST, INC.
Debt Summary
As of September 30, 2005
(in thousands)

	Fixed-Rate	Floating-Rate	Total
	Debt	Debt	Debt
$370.0 million mortgage note payable secured by 30 hotel properties, matures July 1, 2015, at an interest rate of 5.32%	$370,000	$—	$370,000
$210.0 million term loan secured by 25 hotel properties, matures October 10, 2006, at varying interest rates averaging LIBOR plus 1.95%, with $105.0 million principal locked at 4.18%	105,000	105,000	210,000
$100.0 million secured credit facility secured by two hotel properties, matures August 17, 2008, at an interest rate of LIBOR plus a range of 1.6% to 1.95% depending on the loan-to-value ratio	—	50,000	50,000
$45.6 million secured credit facility secured by four mezzanine notes receivable, matures July 13, 2007, at an interest rate of LIBOR plus 6.25% with a 2% LIBOR floor	—	18,813	18,813
Mortgage note payable secured by one hotel property, matures January 1, 2006, at an interest rate of 7.08%	6,212	—	6,212
Mortgage note payable secured by one hotel property, matures April 1, 2011, at an interest rate of the average weekly yield for 30-day commercial paper plus 3.4%	—	11,475	11,475
Mortgage note payable secured by four hotel properties, matures October 11, 2022, at an interest rate of 6.45%	82,253	—	82,253
Mortgage note payable secured by seven hotel properties, matures September 11, 2008, at an interest rate of 8.76%	16,793	—	16,793
Mortgage note payable secured by four hotel properties, matures December 7, 2010, at an interest rate of 6.73%	31,083	—	31,083

Total Debt Excluding Premium	$611,341	$185,288	$796,629

Mark to Market Premium			3,848

Total Debt Reported at September 30, 2005			$800,477

Percentage of Total	76.74%	23.26%	100.00%

Weighted Average Interest Rate at September 30, 2005			5.64%

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Ashford Hospitality Trust, Inc.
Capital Expenditures Calendar
63 Core Hotels

	2004				2005				2006
	Actual	Actual	Actual	Actual	Actual	Actual	Actual	Estimated	Estimated	Estimated	Estimated	Estimated
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter

Doubletree Suites Columbus	x	x	x
Doubletree Suites Dayton	x	x	x
Embassy Suites East Syracuse	x	x	x
Embassy Suites Phoenix Airport		x	x	x
Sheraton Bucks County			x	x	x	x
Hyatt Regency Orange County				x
Hampton Inn Mall of Georgia					x	x
Hampton Inn Terre Haute					x	x	x
Hampton Inn Horse Cave					x	x	x
Hampton Inn Evansville					x	x	x
Hilton St. Petersburg Bayfront					x	x	x
Fairfield Inn Evansville West					x	x	x
Residence Inn Evansville					x	x	x		x	x
Fairfield Inn Princeton					x	x	x		x	x
Courtyard Columbus Tipton Lakes					x	x	x		x	x
Courtyard Bloomington					x	x	x		x	x
Radisson Milford					x	x		x	x	x
Residence Inn Salt Lake City						x
Radisson Plaza Downtown Fort Worth						x	x	x	x	x
Historic Inns of Annapolis							x	x	x
Residence Inn Palm Desert							x	x	x
Crowne Plaza La Concha — Key West								x	x
Embassy Suites Houston								x	x
Hilton Santa Fe								x	x
Radisson Rockland								x	x
Sheraton Minneapolis West								x	x
Crowne Plaza Beverly Hills								x	x	x
Embassy Suites West Palm Beach								x	x	x
Radisson City Center — Indianapolis								x	x	x
Radisson Hotel Airport — Indianapolis								x	x	x
Residence Inn San Diego Sorrento Mesa								x	x	x
Hilton Nassau Bay — Clear Lake								x	x		x
Sea Turtle Inn Jacksonville								x	x			x
Courtyard Reagan Airport											x
Hyatt Dulles											x
Residence Inn Fairfax											x
SpringHill Suites Kennesaw											x
SpringHill Suites BWI Airport												x
SpringHill Suites Centreville												x
SpringHill Suites Gaithersburg												x
SpringHill Suites Jacksonville												x
Courtyard Alpharetta
Courtyard Ft. Lauderdale Weston
Courtyard Irvine
Courtyard Louisville Airport
Courtyard Overland Park
Courtyard Palm Desert
Embassy Suites Austin Arboretum
Embassy Suites Dallas Galleria
Embassy Suites Dulles Int’l
Embassy Suites Flagstaff
Embassy Suites Las Vegas Airport
Fairfield Inn and Suites Kennesaw
Hampton Inn Lawrenceville
Hilton Garden Inn Jacksonville
Homewood Suites Mobile
Radisson Cincinnati Riverfront
Radisson Hotel MacArthur Airport
Residence Inn Lake Buena Vista
Residence Inn Sea World
SpringHill Suites Charlotte
SpringHill Suites Mall of Georgia
SpringHill Suites Raleigh Airport